                                                                     EXHIBIT 4.1


                         REGISTRATION RIGHTS AGREEMENT

     This Registration Rights Agreement (this "Agreement") is made and entered into as of May 15, 2000, by GenStar Therapeutics Corporation, a Delaware corporation (the "Company"), for the benefit of the individuals and entities listed on Exhibit A hereto (each a "Holder").

                                   RECITALS

     A. The Company and Allegro Cell Systems, Inc., a Delaware corporation ("Allegro"), entered into an Acquisition Agreement and Plan of Merger dated May 15, 2000 (the "Merger Agreement"), providing for the acquisition of Allegro by the Company via the merger of Allegro with and into the Company.

     B. Pursuant to Section 5.4 of the Merger Agreement, the Company has agreed to extend registration rights to the Holders, subject to certain limitations upon the transfer of shares so registered, as more fully set forth herein.

     NOW, THEREFORE, in consideration of the mutual promises, representations, warranties, covenants and conditions set forth in this Agreement and in the Merger Agreement, the parties hereby agree as follows:

Section 1.  General.
            -------

       1.1  Definitions.  As used in this Agreement, the following terms shall
            -----------
have the following respective meanings:

            "Exchange Act" means the Securities Exchange Act of 1934, as amended.

            "Holder" means each of the individuals and entities listed on Exhibit A hereto.

            "Registrable Securities" means (i) Common Stock of the Company issued to the Holders pursuant to the Merger Agreement, and (ii) any Common Stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, such above-described securities. Notwithstanding the foregoing, Registrable Securities shall not include any securities sold by a Holder to the public either pursuant to a registration statement or Rule 144 or sold in a private transaction in which the transferor's rights under Section 2 of this Agreement are not assigned.

            "Registration Expenses" shall mean all expenses incurred by the Company in complying with Section 2.2 and 2.3 hereof, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel for the Company, reasonable fees and disbursements not to exceed Ten Thousand Dollars ($10,000.00) of a single special counsel for the Holders, blue sky fees and expenses and the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company which shall be paid in any event by the Company).
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            "SEC" means the Securities and Exchange Commission.

            "Securities Act" shall mean the Securities Act of 1933, as amended.

            "Selling Expenses" shall mean all underwriting discounts and selling commissions applicable to the sale of Registrable Securities.

Section 2.  Registration; Restrictions on Transfer.
            --------------------------------------

       2.1  Restrictions on Transfer of Registrable Securities.  As a condition
            --------------------------------------------------
precedent to the inclusion of any Holder's Registrable Securities in a registration statement under Section 2.2 or 2.3 hereof, such Holder shall be required to execute a "lockup" agreement, in form and substance acceptable to the Company, providing that for the Lockup Period (as defined below) applicable to such registration statement, such Holder shall not, directly or indirectly, by operation of law or otherwise, sell, donate, transfer, assign, exchange, encumber, pledge, alienate or otherwise dispose of all or any part of such Holder's Registrable Securities so registered. Any Holder not executing such a "lockup" agreement shall not be entitled to registration rights hereunder. The "Lockup Period" shall mean (i) one hundred eighty (180) days after the effective date of a registration statement filed on or before ninety (90) days from the date of this Agreement, and (ii) ninety (90) days after the effective date of a registration statement filed on or after ninety-one (91) days from the date of this Agreement.

       2.2  Best Efforts to File Registration Statement.  The Company shall use
            -------------------------------------------
its best efforts to prepare and file, within one hundred eighty (180) days after the effective time of the Merger, a registration statement under the Securities Act covering the registration of all of the Registrable Securities, and shall thereafter use its best efforts to cause such registration statement to be declared effective as expeditiously as possible.

       2.3  Piggyback Registration Rights.  The Company shall notify all Holders
            -----------------------------
of Registrable Securities in writing at least fifteen (15) days prior to the filing of any registration statement under the Securities Act for purposes of a public offering of securities of the Company (including, but not limited to, registration statements relating to secondary offerings of securities of the Company, but excluding registration statements relating to employee benefit plans or with respect to corporate reorganizations or other transactions under Rule 145 of the Securities Act) and will afford each such Holder an opportunity to include in such registration statement all or part of such Registrable Securities held by such Holder. Each Holder desiring to include in any such registration statement all or any part of the Registrable Securities held by it shall, within ten (10) days after the above-described notice from the Company, so notify the Company in writing. Such notice shall state the intended method of disposition of the Registrable Securities by such Holder. If a Holder decides not to include all of its Registrable Securities in any registration statement thereafter filed by the Company, such Holder shall nevertheless continue to have the right to include any Registrable Securities in any subsequent registration statement or registration statements as may be filed by the Company with respect to offerings of its securities, all upon the terms and conditions set forth herein.

          (a)  Underwriting. If the registration statement under which the
               ------------
Company gives notice under this Section 2.3 is for an underwritten offering, the Company shall so advise

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the Holders of Registrable Securities. In such event, the right of any such
Holder to be included in a registration pursuant to this Section 2.3 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their Registrable Securities through such underwriting shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company. Notwithstanding any other provision of the Agreement, if the underwriter determines in good faith that marketing factors require a limitation of the number of shares to be underwritten, the number of shares that may be included in the underwriting shall be allocated, first, to the Company; second, to the Holders on a pro rata basis based on the total number of Registrable Securities held by the Holders; and third, to any stockholder of the Company (other than a Holder) on a pro rata basis. No such reduction shall (i) reduce the securities being offered by the Company for its own account to be included in the registration and underwriting or (ii) reduce the amount of securities of the selling Holders included in the registration below twenty-five percent (25%) of the total amount of securities included in such registration. If any Holder disapproves of the terms of any such underwriting, such Holder may elect to withdraw therefrom by written notice to the Company and the underwriter, delivered at least ten (10) business days prior to the effective date of the registration statement. Any Registrable Securities excluded or withdrawn from such underwriting shall be excluded and withdrawn from the registration. For any Holder which is a partnership or corporation, the partners, retired partners and stockholders of such Holder, or the estates and family members of any such partners and retired partners and any trusts for the benefit of any of the foregoing person shall be deemed to be a single "Holder", and any pro rata reduction with respect to such "Holder" shall be based upon the aggregate amount of shares carrying registration rights owned by all entities and individuals included in such "Holder," as defined in this sentence.

          (b)  Right to Terminate Registration.  The Company shall have the
               -------------------------------
right to terminate or withdraw any registration initiated by it under this
Section 2.3 prior to the effectiveness of such registration whether or not any Holder has elected to include securities in such registration. The Registration Expenses of such withdrawn registration shall be borne by the Company in accordance with Section 2.4 hereof.

     2.4  Expenses of Registration.  Except as specifically provided herein,
          ------------------------
all Registration Expenses incurred in connection with any registration hereunder shall be borne by the Company. All Selling Expenses incurred in connection with any registration hereunder shall be borne by the holders of the securities so registered pro rata on the basis of the number of shares so registered.

     2.5  Obligations of the Company.  Whenever effecting a registration of any
          --------------------------
Registrable Securities hereunder, the Company shall, as expeditiously as reasonably possible:

          (a) With respect to a registration statement filed relating to Registrable Securities, keep such registration statement effective for up to one
(1) year following the expiration of the applicable Lockup Period or, if earlier, until the Holder or Holders of such Registrable Securities have completed the distribution thereof.

          (b) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as

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may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement for the period set forth in paragraph (a) above.

          (c) Furnish to the Holders such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.

          (d) Use its reasonable best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders; provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

          (e) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter(s) of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

          (f) Cause all such Registrable Securities registered pursuant hereunder to be listed on each securities exchange on which similar securities issued by the Company are then listed.

          (g) Provide a transfer agent and registrar for all Registrable Securities registered hereunder and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration.

     2.6  Termination of Registration Rights.  All registration rights granted
          ----------------------------------
under this Section 2 shall terminate and be of no further force and effect on the date five (5) years after the date of this Agreement. In addition, a Holder's registration rights shall expire if all Registrable Securities held by and issuable to such Holder (and its affiliates, partners, former partners, members and former members) may be sold under Rule 144 during any ninety (90) day period.

     2.7  Delay of Registration; Furnishing Information.
          ---------------------------------------------

          (a) No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 2.

          (b) It shall be a condition precedent to the obligations of the Company to take any action pursuant to Section 2.2 or 2.3 that the selling Holders shall furnish to the Company such information regarding themselves, the Registrable Securities held by them and the intended method of disposition of such securities as shall be required to effect the registration of their Registrable Securities.

     2.8  Indemnification.  In the event any Registrable Securities are included
          ---------------
in a registration statement under Section 2.2 or 2.3:

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          (a)  To the extent permitted by law, the Company will indemnify and hold harmless each Holder, the partners, officers and directors of each Holder, any underwriter (as defined in the Securities Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "Violation") by the Company: (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law in connection with the offering covered by such registration statement; and the Company will pay as incurred to each such Holder, partner, officer, director, underwriter or controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided however, that the indemnity agreement contained in this Section 2.8(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company, which consent shall not be unreasonably withheld, nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by such Holder, partner, officer, director, underwriter or controlling person of such Holder.

          (b) To the extent permitted by law, each Holder will, if Registrable Securities held by such Holder are included in the securities as to which such registration qualifications or compliance is being effected, indemnify and hold harmless the Company, each of its directors, its officers and each person, if any, who controls the Company within the meaning of the Securities Act, any underwriter and any other Holder selling securities under such registration statement or any of such other Holder's partners, directors or officers or any person who controls such Holder, against any losses, claims, damages or liabilities (joint or several) to which the Company or any such director, officer, controlling person, underwriter or other such Holder, or partner, director, officer or controlling person of such other Holder may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder under an instrument duly executed by such Holder and stated to be specifically for use in connection with such registration; and each such Holder will pay as incurred any legal or other expenses reasonably incurred by the Company or any such director, officer, controlling person, underwriter or other Holder, or partner, officer, director or controlling person of such other Holder in connection with investigating or defending any such loss, claim, damage, liability or action if it is judicially determined that there was such a Violation; provided, however, that the indemnity agreement contained in this Section 2.8(b) shall not apply to amounts paid in settlement of any such loss,

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claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; provided further, that in no event shall any indemnity under this Section 2.8 exceed the net proceeds from the offering received by such Holder.

          (c)  Promptly after receipt by an indemnified party under this Section
2.8 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 2.8, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if materially prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 2.8, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 2.8.

          (d) If Section 2.8 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any losses, claims, damages or liabilities referred to herein, the indemnifying party, in lieu of indemnifying such indemnified party thereunder, shall to the extent permitted by applicable law contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the Violation(s) that resulted in such loss, claim, damage or liability, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by a court of law by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; provided, that in no event shall any contribution by a Holder hereunder exceed the net proceeds from the offering received by such Holder.

          (e) The obligations of the Company and Holders under this Section 2.8 shall survive completion of any offering of Registrable Securities in a registration statement and the termination of this agreement. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.

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     2.9  Assignment of Registration Rights.  Subject to the restrictions on
          ---------------------------------
transfer set forth in Section 2.1 hereof, the rights of a Holder pursuant to this Section 2 may be assigned by such Holder to a transferee or assignee of Registrable Securities which (a) is a general partner, limited partner, retired partner, member or retired member of a Holder, (b) is a partnership in which a Holder is a partner, or an associate of such partnership, (c) is a Holder's family member or trust for the benefit of an individual Holder, or (d) acquires at least fifty thousand (50,000) shares of Registrable Securities (as adjusted for stock splits and combinations); and provided further, (i) the transferor shall, within twenty (20) days after such transfer, furnish to the Company written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned and
(ii) such transferee shall agree to be subject to all restrictions set forth in this Agreement.

     2.10 Amendment of Registration Rights.  Any provision of this Section 2
          --------------------------------
may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Holders of at least a majority of the Registrable Securities then outstanding. Any amendment or waiver effected in accordance with this Section 2.10 shall be binding upon each Holder and the Company. By acceptance of any benefits under this Section 2, Holders of Registrable Securities hereby agree to be bound by the provisions hereof.

     2.11 Subordination of Registration Rights.  The registration rights
          ------------------------------------
granted to Holders hereunder shall be subordinate in nature to the registration rights granted by the Company to Baxter Healthcare Corporation, a Delaware corporation ("Baxter"), pursuant to the Investor Rights Agreement dated July 8, 1998, by and among the Company, Baxter, and certain individuals named therein (the "Investor Rights Agreement"). In accordance with the foregoing, nothing contained herein shall operate to reduce the number of shares of Company common stock held by Baxter which pursuant to the Investor Rights Agreement may be included in a registration statement filed by the Company under the Securities Act.

Section 3.  Miscellaneous.
            -------------

       3.1  Governing Law.  This Agreement shall be governed by and construed
            -------------
under the laws of the State of California as applied to agreements among California residents entered into and to be performed entirely within California.

       3.2  Successors and Assigns.  Except as otherwise expressly provided
            ----------------------
herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors, and administrators of the parties hereto and shall inure to the benefit of and be enforceable by each person who shall be a holder of Registrable Securities from time to time; provided, however, that prior to the receipt by the Company of adequate written notice of the transfer of any Registrable Securities specifying the full name and address of the transferee, the Company may deem and treat the person listed as the holder of such shares in its records as the absolute owner and holder of such shares for all purposes, including the payment of dividends or any redemption price.

       3.3  Entire Agreement.  This Agreement and the Merger Agreement and the
            ----------------
other documents delivered pursuant thereto constitute the full and entire understanding and agreement

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between the parties with regard to the subjects hereof and no party shall be liable or bound to any other in any manner by any representations, warranties, covenants and agreements except as specifically set forth herein and therein.

     3.4  Severability.  In the event one or more of the provisions of this
          ------------
Agreement should, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

     3.5  Amendment and Waiver.
          --------------------

          (a) Except as otherwise expressly provided, this Agreement may be amended or modified only upon the written consent of the Company and the holders of at least a majority of then outstanding Registrable Securities.

          (b) Except as otherwise expressly provided, the obligations of the Company and the rights of the Holders under this Agreement may be waived only with the written consent of the holders of at least a majority of then outstanding Registrable Securities.

     3.6  Delays or Omissions.  It is agreed that no delay or omission to
          -------------------
exercise any right, power, or remedy accruing to any Holder, upon any breach, default or noncompliance of the Company under this Agreement shall impair any such right, power, or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of any similar breach, default or noncompliance thereafter occurring. It is further agreed that any waiver, permit, consent, or approval of any kind or character on any Holder's part of any breach, default or noncompliance under the Agreement or any waiver on such Holder's part of any provisions or conditions of this Agreement must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement, by law, or otherwise afforded to Holders, shall be cumulative and not alternative.

     3.7  Notices.  All notices, requests, demands and other communications
          -------
hereunder shall be in writing and shall be deemed to have been duly given when delivered personally, or when mailed by United States certified or registered mail, prepaid, to the parties or their assignees at the addresses set forth on the signature page hereto (or at such other address as shall be given in writing by any party).

     3.8  Attorneys' Fees.  In the event that any suit or action is instituted
          ---------------
to enforce any provision in this Agreement, the prevailing party in such dispute shall be entitled to recover from the losing party all fees, costs and expenses of enforcing any right of such prevailing party under or with respect to this Agreement, including without limitation, such reasonable fees and expenses of attorneys and accountants, which shall include, without limitation, all fees, costs and expenses of appeals.

     3.9  Titles and Subtitles.  The titles of the sections and subsections of
          --------------------
this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

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

     3.10 Facsimile.  This Agreement may be executed by facsimile (with
          ---------
originals to follow by United States mail), and such facsimile shall be conclusive evidence of the consent and ratification of the signatory hereto.

IN WITNESS WHEREOF, the undersigned has executed this Registration Rights Agreement as of the date first written above.

                                   GenStar Therapeutics Corporation



                                   /s/ ROBERT E. SOBOL
                                   -----------------------------------------
                                   By:  Robert E. Sobol, M.D., President

                                          Address:
                                          10835 Altman Row, Suite 150
                                          San Diego, CA 92121

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

                                   EXHIBIT A

                                    HOLDERS

Wong-Staal Family Trust dtd 9/27/90
Eric Polescha
David Looney
Tina Nova
June and Malcolm Mitchell
Craig Andrews
Shellwater & Co.

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